Exhibit 99.3

® JUNE 2020

® 2 DISCLAIMER FORWARD LOOKING STATEMENTS The information in this presentation and the oral statements made in connection therewith include “forward - looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this presentation, regarding Tortoise Acquisition Corp.’s (either as currently organized or as it may be reorganized in connection with the transactions contemplated in this presentation, “Tortoise AC”) proposed acquisition of Hyliion Inc. (“Hyliion”), Tortoise AC’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this presentation, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward - looking statements, although not all forward - looking statements contain such identifying words. These forward - looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Tortoise AC and Hyliion disclaim any duty to update any forward - looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this presentation. Tortoise AC and Hyliion caution you that these forward - looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of either Tortoise AC or Hyliion. These risks include, but are not limited to, loss of senior management or technical personnel, limitations in control systems, security threats, global economic conditions and continued effects of COVID - 19. Should one or more of the risks or uncertainties described in this presentation and the oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward - looking statements. Additional information concerning these and other factors that may impact Tortoise AC's operations and projections can be found in its periodic filings with the Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10 - K for the fiscal year ended December 31, 2018. Tortoise AC's SEC Filings are available publicly on the SEC"s website at www.sec.gov. USE OF PROJECTIONS This any other form of assurance with respect thereto for the purpose of this presentation. These projections are for illustrative purposes only and should not be relied upon as being necessary indicative of future results. presentation contains projections for Tortoise AC, including with respect to its EBITDA as well as its production volumes. Tortoise AC’s independent auditors have not audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, have not expressed an opinion or provided Assumptions and estimates underlying the projected information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projected information. Even if our assumptions and estimates are correct, projections are inherently uncertain due to a number of factors outside our control. Accordingly, there can be no assurance that the projected results are indicative of the future performance of Tortoise AC after completion of the transaction or that actual results will not differ materially from those presented in the projected information. Inclusions of the projected information in this presentation should not be regarded as a representation by any person that the results contained in the projected information will be achieved. IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS In connection with the proposed business combination, Tortoise AC intends to file a proxy statement with the SEC. The definitive proxy statement and other relevant documents will be sent or given to the shareholders of Tortoise AC and will contain important information about the proposed business combination and related matters. Tortoise AC shareholders and other interested persons are advised to read, when available, the proxy statement in connection with Tortoise AC’s solicitation of proxies for the meeting of shareholders to be held to approve the business combination because the proxy statement will contain important information about the proposed business combination. When available, the definitive proxy statement will be mailed to Tortoise AC shareholders as of a record date to be established for voting on the business combination. Shareholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov PARTICIPANTS IN SOLICITATION Tortoise AC, Hyliion and their respective directors and officers may be deemed participants in the solicitation of proxies of Tortoise AC’s shareholders in connection with the proposed business combination. Tortoise AC shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Tortoise AC in Tortoise AC’s Annual Report on Form 10 - K for the fiscal year ended December 31, 2019. Additional information will be available in the definitive proxy statement when it becomes available.

® 3 DISCLAIMER (CONTINUED) USE OF NON - GAAP FINANCIAL MEASURES This Presentation includes EBITDA, which is a non - GAAP financial measure. Hyliion defines EBITDA as net income (loss) plus (i) interest expense, including other fees and charges associated with indebtedness, net of interest income, (ii) income taxes and (iii) depreciation and amortization. Hyliion believes that EBITDA provides useful information to management and investors regarding certain financial and business trends relating to Hyliion’s financial condition and results of operations. Hyliion’s management uses this non - GAAP measure to compare Hyliion’s performance to that of prior periods for trend analyses and for budgeting and planning purposes Hyliion believes that the use of this non - GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends. Management of Hyliion does not consider this non - GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. You should review Hyliion’s audited financial statements, which will be included in Tortoise AC’s filings with the Securities and Exchange Commission (“SEC”), including the proxy statement to be delivered to Tortoise AC’s stockholders, and not rely on any single financial measure to evaluate Hyliion’s business. Other companies may calculate EBITDA and other non - GAAP measures differently, and therefore Hyliion’s EBITDA and other non - GAAP measures may not be directly comparable to similarly titled measures of other companies. INDUSTRY AND MARKET DATA This presentation has been prepared by Tortoise AC and includes market data and other statistical information from sources believed by Tortoise AC to be reliable, including independent industry publications, governmental publications or other published independent sources. Some data is also based on the good faith estimates of Tortoise AC, which are derived from its review of internal sources as well as the independent sources described above. Although Tortoise AC believes these sources are reliable, it has not independently verified the information and cannot guarantee its accuracy and completeness. TRADEMARKS AND TRADE NAMES Tortoise AC and Hyliion own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses . This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners . The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with Tortoise AC or Hyliion, or an endorsement or sponsorship by or of Tortoise AC or Hyliion . Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Tortoise AC or Hyliion will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names .

® ● Hyliion is an industry leader developing technology and electrification solutions to transform the environmental impact of Class 8 vehicles ● Tortoise Acquisition Corp. (Tortoise AC) (NYSE: SHLL) is a publicly listed special purpose acquisition company with over $235mm cash held in trust ● Hyliion and Tortoise AC are combining to advance and accelerate the commercialization of Hyliion’s electrified powertrain solutions ▪ Hyliion shareholders are rolling 100% of their equity ▪ Transaction proceeds are being retained in the business ● Pro forma for the transaction (assuming no redemptions): ▪ Hyliion will have ~$520mm of cash to fund growth based on cash held in trust and $325mm in PIPE proceeds ▪ No additional capital needs expected prior to commercialization and production ● $1.1bn Enterprise Value - with no material debt outstanding – at closing ▪ Represents attractive entry multiples relative to peer group metrics 4 SUMMARY OF PROPOSED TRANSACTION TORTOISE AC Tortoise AC has identified Hyliion as a unique and compelling investment opportunity that is developing solutions to lower global CO 2 emissions to provide a cleaner energy future HYLIION TEAM Vince Cubbage CHAIRMAN & CEO TRANSACTION SUMMARY Thomas Healy FOUNDER & CEO Patrick Sexton CHIEF TECHNICAL OFFICER Greg Van de Vere CHIEF FINANCIAL OFFICER

® 5 Fuel Cell Electric Vehicle (FCEV) Battery Electric Vehicle (BEV) FUTURE OF TRUCKING P R O B L E M DEMANDING DECARBONIZATION 96% of Countries are committed to the Paris Agreement (3) 86% of Companies are focused on sustainability metrics (4) 81% of Consumers want companies to address environmental issues (5) 36.6 Billion Metric Tons of CO 2 were emitted globally in 2018 (1) Transportation is #1 Polluter generating the largest share of greenhouse gas emissions in 2018 at 29% (2) 10.6 Billion Metric Tons of annual CO 2 emissions are caused by the transportation sector globally (2) 335 Hyliion Hypertruck ERXs Eliminate 1 MILLION Metric Tons of CO 2 (6) Fully Electric, Fuel Agnostic Vehicle Hypertruck Electric Range Extender (Hypertruck ERX) 1. Global Carbon Project – December 2019 2. Cowen and Company – January 2020 3. UNFCCC – Paris Agreement Status of Ratification 4. Governance & Accountability Institute – May 2019 5. Nielsen – November 2018 6. Company estimates – 100% RNG and carbon intensity score of (49) gCO 2 e/MJ, 10 - year, 1 - million - mile life of truck, diesel assumes 8.0 MPG and Hypertruck ERX assumes 7.4 MPG HYLIION DRIVING GLOBAL DECARBONIZATION

REDUCE GHG EMISSIONS LOWEST TOTAL COST OF OWNERSHIP E L EC T R I F Y T R U C K I N G M I SS I O N Be the leading powertrain provider of electrified solutions for the commercial vehicle industry STRONG CUSTOMER DEMAND ~$800 BILLION MARKET OPPORTUNITY 6

® The Hyliion O ppo r t u ni t y

® Early Deployments in Fleets with 30,000+ Trucks 2,000,000+ miles driven over - the - road to date Customer Trials in 2021 with Launch Partner Binding Pre - Order for 1,000 Trucks PROPRIETARY BATTERY SYSTEMS ADVANCED SOFTWARE ALGORITHMS AGNOSTIC ACROSS TRUCK OEMs DATA ANALYTICS & PREDICTIVE MAINTENANCE EXISTING NATIONWIDE R/CNG FUELING INFRASTRUCTURE 2 SOLUTIONS, 1 PLATFORM Hyliion’s proprietary software is leveraged across both products                                                                                                                                                                                                                      ® Hybrid Electric 8 HYLIION ’ S LEADING TECHNOLOGY PLATFORM

® D I E S E L HYBRID ELECTRIC BA TT E R Y - E L E C T R I C (BEV) FUEL - CELL ELECTRIC (FCEV) HYPERTRUCK ERX FUEL COST (1) REVENUE LOST/(GAINED) (2) COST OF OWNERSHIP AVAILABLE TODAY FUTURE SOLUTIONS 9 Note: Forecast for 2022 estimates and assumes 100,000 miles/year; Diesel, Hybrid Electric and Hypertruck ERX based on ACT Research and Company estimates 1. BEV and FCEV based on Tesla and Nikola announced metrics 2. Diesel assumes 8.0 MPG and $3.00/gallon; BEV assumes 2 kWh/mile and $0.07/kWh; FCEV assumes 7.5 miles/kg and $3.75/kg; Hybrid Electric assumes 8.7 MPG and $3.00/gallon; Hypertruck ERX assumes $0.068/kWh and R/CNG at $1.00/gallon 3. BEV payload based on published report from the Department of Mechanical Engineering at Carnegie Mellon University; FCEV payload based on Nikola announced metrics HYLIION OFFERS THE LOWEST TOTAL COST OF OWNERSHIP … Hybrid El ectric AVA I L AB I L ITY TODAY TODAY 2021+ 2023+ 2021 UPFRONT VEHICLE COST (1) $132,600 $ 1 57 , 1 0 0 $ 2 00 , 00 0 $235,000 $220,000 7 - YEAR TOTAL $299,250 $ 24 1 , 2 6 8 $ 9 8 , 00 0 $350,000 $94,776 7 - YEAR TOTAL PAYLOAD N/A $6,125 $ 1 4 0 , 00 0 $52,500 ($35,000) 7 - YEAR TOTAL $431,850 $404 , 49 3 $43 8 , 00 0 $637,500 $279,776 SAVINGS VS. DIESEL —— +6% (1%) (48%) +35%

® 0 ( 34 6 ) 164 81 75 ( 4 00 ) ( 3 0 0 ) ( 2 00 ) ( 1 00 ) 56 0 1 0 0 20 0 H y d r o g e n R N G (gCO 2 e/MJ) Electricity (9) Existing Infrastructure (# of Class 6 - 8 fueling stations in North America) Hydrogen Electricity R/CNG <10 <10 729 (4) CARBON NEGATIVE FUELING INFRASTRUCTURE FUEL PRICE COMPARISON FUEL CARBON INTENSITY SCORES (8) R/CNG STATIONS BY TERRITORY (5) 729 (4) 5 , 000+ 5 , 500+ 200+ 20,000+ $11.90 $ 7. 2 6 $ 3. 1 9 $ 1 . 9 6 $1.00 $1.00 - $ 6 . 0 0 $ 8 . 0 0 $10.00 $1 2 . 0 0 $1 4 . 0 0 $4.00 Diesel $2.00 ($/Diesel Gallon Equivalent) Electricity (2) R/CNG (3) Assumed Future Prices H y d r o g e n (1) Current Prices Hydrogen ~$12 Billion (6) Electricity ~$7 Billion (7) Estimated Total Cost to Establish 729 Stations (Equivalent to current R/CNG Class 6 - 8 established stations) Diesel 10 1. Current prices based on BNEF – April 2020; assumed future prices based on Nikola announced metrics 2. Tesla announced metrics 3. Contract pricing based on conversations with fleets 4. Alternative Fuels Data Center Class 6 - 8 vehicles 5. NGV Global – December 2019 6. Nikola announced metrics 7. In Charge Energy – May 2020 (excludes land and grid infrastructure improvements) 8. California Air Resources Board “Current Fuel Pathways” 2018 - 2020 (5th - 95th percentile) 9. Excludes carbon intensity scores for dairy, manure & biogas - sourced electricity … THE BEST COST, INFRASTRUCTURE AND EMISSIONS …

® 11 RANGE (1) (Miles) 1 , 3 0 0 500 750 REFUEL OR CHARGE TIME (3) (Minutes) 10 10 3 0 + Di e s e l PAYLOAD CAPACITY (2) ( L b s ) Di e s e l PERFORMANCE 0 - 60 MPH LOADED (3) ( S e c o n d s ) 20 20 30 Di e s e l Di e s e l 1 4 0 0 0 7 00 3 50 105 0 30 0 10 20 55,000 4 0 , 00 0 50,000 4 5 , 00 0 60 0 20 10 30 40 50 1. Diesel and Hypertruck ERX based on 175 gallon tank, Diesel assumes 8.0 MPG; Hypertruck ERX assumes 7.4 MPG and pure electric range expected to be 25 miles in standard configuration; Tesla and Nikola based on announced metrics 2. Assumes trailer weight of 10,000 lbs and maximum hauling capacity of 80,000 lbs; Diesel assumes vehicle weight of 19,000 pounds; Hybrid Electric and Hypertruck ERX vehicle weight based on Company estimates; Tesla vehicle weight based on published report from the Department of Mechanical Engineering at Carnegie Mellon University; Nikola vehicle weight based on Nikola announced metrics 3. Company estimates; Tesla and Nikola announced metrics … AND OUTPERFORMS THE COMPETITION 53,000 43,000 48,000

HYPERTRUCK ERX LAUNCH PARTNER

AGILITY HAS PRE-ORDERED **1,000 HYPERTRUCK ERXs**

"Hyliion's technology tackles one of the biggest pain-points for the logistics and transportation industry: how to lower emissions without having to fully replace all existing assets and infrastructure in order to do so – a move that is cost-prohibitive for many companies. The ERX solution transforms existing fleets and delivers the desired efficiency impact: zero or even negative emissions with significantly reduced operating costs over time."

- Tarek Sultan, CEO of Agility

Agility
A New Logistics Leader



AGILITY OVERVIEW

Global Overview

- Over 100 countries
- with 500 offices
- 26,000+ Global Employees
- Revenue $5.2 Billion
- 62,000 Business Customers

Operational Overview

- Ocean Freight: FCL 777,000 TEUs
- Air Freight: 392,000 metric tons
- Road Freight: 774,000 shipments
- Contract Logistics: 2,200,000 sqm of storage
- Logistics Parks: 10 million+ square metres of land

HYLIION® Tortoise℠ Acquisition Corp.

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ESTABLISHED NETWORK OF STRATEGIC PARTNERS

STRATEGIC PARTNERS & FINANCIAL INVESTORS

ELECTRIC DRIVE COMPONENTS & MANUFACTURING

DANA

- Industry leading supplier of drivetrain, axle and electrified propulsion components
- Collaboration areas include: co-development of strategic components, supply chain, full system assembly, sales & marketing and OEM partnerships

DATA & ANALYTICS

Sensata Technologies

- Innovative sensor and controls company
- Collaboration focused on high-power electronic components and advanced data analytics & predictive maintenance

DEVELOPMENT & DEPLOYMENT PARTNERS

ENGINEERING

Engineering partnerships with IAV and FEV provide Hyliion with additional design, development and testing resources – accelerating the path to commercialization automotive engineering iav

- Offer engineering and R&D services for vehicles, powertrains and other automotive components

FEV

- Leading providers for turnkey vehicle development with extensive electrification experience

INITIAL INSTALL PARTNERS

Install partners allow Hyliion to ship Hybrid and Hypertruck ERX units to customers before Hyliion solutions are available directly on OEM assembly lines

FONTAINE MODIFICATION

- One of America's leading providers of aftermarket truck services
- Locations at every truck OEM assembly facility

SV LONESTAR ELECTRIC

- Extensive experience installing powertrains in rolling chassis/glider trucks
- One of the largest Freightliner dealer networks in the U.S.

REFUELING

ANG® AMERICAN NATURAL GAS

- ANG builds, owns and operates R/CNG fueling stations across the U.S. with 100% RNG fuel options
- ANG will offer Hyliion customers custom fueling stations at their facilities if desired

HYDROGEN FUEL CELLS

faurecia / SYMBIO A FAURECIA MICHELIN HYDROGEN COMPANY

- Faurecia is a global leader in automotive technology and produces hydrogen fueling systems
- Symbio is a JV dedicated to hydrogen fuel cell technology and production
- Collaboration to potentially integrate hydrogen fuel cell in Hyliion Hypertruck powertrain

HYLIION® Tortoise℠ Acquisition Corp.

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® 14 COMPETITIVE LANDSCAPE HYLIION’S TOTAL ADDRESSABLE MARKET (TAM) (1) ~$800 BILLION REPLACEMENT MARKET OPPORTUNITY TARGET CUSTOMERS Hybrid Electric 8 MILLION TRUCKS IN OPERATION and projected to grow 944k Trucks Sold Annually 1. ACT Research 2022 estimates; based on Hypertruck ERX MSRP and 8 million Class 8 trucks in operation BEV FCEV R/CNG Electric Hybrid Electric Medi u m Duty <250 miles Class 8 R e g i onal <300 miles Class 8 Long Haul 500+ miles SUBSTANTIAL MARKET OPPORTUNITY FOR CLASS 8 SOLUTIONS

HIGHLY EXPERIENCED LEADERSHIP TEAM



Thomas Healy
FOUNDER & CEO

- Founded Hyliion in 2015
- Forbes 30 Under 30 - 2017
- 10 electric vehicle powertrain patents
- Carnegie Mellon University dual degrees in Mechanical Engineering and Engineering & Public Policy, Minor in Business Administration
- Published technical author (NY Times)
- Founder of HeadSmart Labs – a concussion research laboratory focused on improving helmet technology
- Collegiate and semi-pro football player
- Presidents' Athletic Conference Scholar-Athlete of the Year
- Former racecar driver (Rotax National Series, Skip Barber Formula Series)



Patrick Sexton
CHIEF TECHNOLOGY OFFICER

- 23 years senior engineering experience in automotive industry
- Senior Powertrain Engineer, Ford Motor Company - designed and developed turbocharger for the Ford 6.7L PowerStroke diesel engine
- 8 engine and transmission patents
- Ford Motor Company Technical Achievement Award recipient
- Consulting Leader, AVL Powertrain Consulting - led cost reduction initiatives for major engine OEMs identifying in excess of $280mm savings
- Designed various sub-systems in JCB's first commercialized diesel engine - base engine for the land speed record in 2006
- Multiple technical publications



Greg Van de Vere
CHIEF FINANCIAL OFFICER

- 30 years senior finance and CFO experience
- Extensive background at numerous advanced technology companies while holding senior finance roles
- Finance Director, including international experience, with Dell Computer (Austin, Germany, Japan, rest of Asia)
- Pricewaterhouse Audit Manager in charge of Dell Computer's IPO
- Former Texas CPA
- Double major Mathematics & Accounting (with honors) – University of Wisconsin Eau Claire



Michael Camp
CHIEF OPERATING OFFICER

- Over 35 years of senior executive, sales, marketing, product management and P&L experience in high-tech companies
- Former CEO & Chairman of multiple publicly traded companies
- Senior Vice President, SAS Institute - led marketing, product management and worldwide sales growing annual revenue from $250k to $180mm
- President & CEO, Olicom Inc. - led 8 quarters of consecutive revenue and earnings growth through improved sales discipline, new product introductions and strategic partnerships
- VP & GM, Nortel MMBA – created the MMBA software business unit which achieved annual revenue of $750mm

HYLIION® Tortoise Acquisition Corp.
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® Hyliion S o l u t i o ns

SOFTWARE AND DATA ANALYTICS OVERVIEW

PREDICTIVE MAINTENANCE DATA ANALYTICS

- Hyliion leverages vehicle data looking for patterns and indicators to identify failures
- Hyliion is developing a subscription model to offer fleets preventative maintenance feedback
- Will improve truck up-time and reduce on-road failures

Cloud Connectivity

- Enables data transfer and storage
- Supports firmware over-the-air remote updates

DRIVER DISPLAY

Fuel Savings



HyDrive App






1.1 Miles
3.1% Grade
1.9 Miles
4.0% Grade
1 2 3 4 5 6 7 8 9 10

SENSOR FEEDBACK

- Hyliion powertrain solutions are equipped with g-force accelerometers, thermistors, pressure sensors, current sensors, GPS location, etc.
- Class 8 trucks have many existing sensors with data available over the vehicle CANbus

DATA GENERATION & MONITORING

- Hyliion systems gather and process over 1 GB of data per vehicle per day
- Hyliion monitors both vehicle data and Hyliion's CANbus which is dedicated to our electric drive algorithms and data communications
- Real-time health and performance monitoring

ADVANCED SOFTWARE ALGORITHMS

- Optimizes fuel economy and performance
- Terrain lookahead improves battery usage
- Vehicle weight estimation improves regenerative braking
- BMS extends battery pack life

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® ADVANCED BATTERY AND BMS TECHNOLOGY 18 BATTERY MANAGEMENT SYSTEM (BMS) ● In - house BMS solutions with over a decade of development (acquired battery division of a publicly traded company in 2018) ● Scalable to support a variety of battery configurations and pack sizes PROVEN CELL TECHNOLOGY ● Lithium titanium oxide (LTO) battery cells are supplied by Toshiba ● Proven reliability & durability with 30,000+ charge cycles ● One of the safest Li - Ion chemistries ADVANCED BATTERY PACKAGING ● Custom module design with optimized packaging for high - volume manufacturing ● Leading cooling technology to increase cell life ● Robust modular design scalable to various voltages STATE OF THE ART TESTING ● Extensive cell testing equipment to predict cell life expectancy ● Thermal & environmental chambers and calorimeter to test cell performance over a broad range of conditions ● Battery pack testing of up to 1,000 volts ● Vibration table to perform accelerated life testing of battery modules and battery monitoring boards ADVANCED ASSEMBLY ● Prototype and production capabilities ● Automated laser welding machine to connect cells and ensure least resistance and robust weld ● Sophisticated assembly tools for proper and consistent manufacturing ● End - of - line check that runs modules through charge and discharge cycles to help ensure zero defects PROPRIETARY BATTERY SOLUTIONS

HYBRID ELECTRIC: THE TECH SOLUTION OF TODAY

OEM COMPATIBLE

VOLVO, FREIGHTLINER, Peterbilt, INTERNATIONAL, KENWORTH


HYLIION

DEPLOYED WITH CUSTOMERS TODAY

Wegmans, Entreprise G. Lajoie Inc. EGL, PENSKE, IDEALEASE, EAGLE TRANSPORT CORPORATION, Ryder, C.R.England

FUEL SAVINGS

- Hybrid powertrain provides meaningful fuel savings to fleets
- Reduces emission levels compared to standard diesel truck

APU - NO IDLING

- Reduces idling while still providing driver comforts
- 12+ hours in-cab climate control and electricity, further reducing fuel usage and GHG emissions

POWER ASSIST

- Control algorithm optimized to provide trucks with additional horsepower necessary for hauling heavy loads and climbing hills

ADVANCED ALGORITHMS

- Intelligent algorithms, based on vehicle location and terrain lookahead, improve vehicle fuel efficiency

DATA ANALYTICS

- Real-time analysis of data harvested by sensors
- System health and efficiency metrics are transmitted to cloud
- Firmware over-the-air updates

HYLIION® Tortoise Acquisition Corp.

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HYBRID ELECTRIC: DIESEL FUEL SAVINGS AND CNG POWER ASSIST

HYBRID DIESEL SOLUTION

HYBRID FUEL SAVINGS

- Hybrid Diesel Solution applies torque to reduce the load on the diesel engine and applies regen braking to capture wasted energy while slowing down or going downhill
- **5-10% fuel savings** based on terrain conditions

APU FUEL SAVINGS

- Hyliion APU eliminates idling the diesel engine by utilizing the battery pack and its cooling system to offer the driver in-cab climate control and electricity
- Eliminating idling can offer **over a 10% fuel reduction annually**[(1)] based on driver habits

FLEET PAYBACK

- Coupling the savings from hybrid and APU, fleets can experience a **2-year payback**[(2)] on the product
- Installing the solution on new trucks offers the fastest payback

Hyliion Hybrid MSRP	**$29,000**	
New Truck Install Savings	($10,000) ($2,500) ($500) ($2,000)	APU Delete Axle Delete Inverter Delete Engine Downsize
Net Cost to Fleet	**$14,000**	



HYBRID CNG SOLUTION

CNG TRUCK PROBLEM

- CNG powered trucks are available to fleets but they are known for being **underpowered** compared to diesel trucks
- An underpowered truck **limits the payload capacity** a fleet can haul and reportedly worsens **driver retention issues**

HYBRID CNG SOLUTION

- Hyliion Hybrid CNG Solution can be installed on CNG trucks to offer **additional horsepower and torque** over the base truck
- Hybrid algorithm is altered for CNG applications to apply maximum power during acceleration and on uphill terrain

E-AXLE POWER ASSIST

- Hyliion e-axle delivers up to an **additional 120 HP**
- Hyliion Hybrid CNG Solution offers fleets a CNG truck with power levels comparable to a diesel powertrain

1. ACT Research estimated fuel savings of $5,250 (1,750 idling hours at a fuel rate of 1.0 gallon/hour and $3.00/gallon) 2. Payback calculated as net cost of Hybrid system divided by Hybrid savings based on real-world customer experience

HYLIION® Tortoise℠ Acquisition Corp.

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HYBRID ELECTRIC REAL-WORLD CASE STUDIES



CUSTOMER #1 USA & CANADA OVER-THE-ROAD TRUCKING FLEET



CUSTOMER #2 PROMINENT PRIVATELY-HELD REGIONAL DELIVERY FLEET

	HYBRID DIESEL SOLUTION	HYBRID CNG SOLUTION
PROBLEM	• Customer #1 is a large fleet that drives from Montreal to Los Angeles and back on two-week trips; drivers sleep in their trucks which conventionally use diesel-fired APUs → Significant fuel costs and APU idling	• Hybrid CNG Solution enables trucks with Hyliion system to have the performance of a diesel powered equivalent while using cleaner fuel → Some fleets will not adopt CNG trucks because they are underpowered
CUSTOMER RESULTS (1)	**HYBRID SOLUTION HAS LESS THAN TWO-YEAR PAYBACK DUE TO HYBRID FUEL SAVINGS & APU USAGE** ✓ Less than 2-year payback on the Hyliion system ✓ Average MPG improved 14% from 7.29 to 8.30 MPG with Hyliion ✓ Over 3,500 diesel-free Hyliion APU hours per year	**HYBRID SOLUTION ENABLES FLEETS TO REPLACE DIESEL WITH CNG TRUCKS WHILE MAINTAINING POWER** ✓ Annual fuel savings by switching from diesel to CNG of ~$46k per truck ✓ Truck leverages additional horsepower and torque from e-axle to maximize speed ✓ Reduced emissions of 99.7% CO_2e(1) and 90% NOx(2) ✓ Volvo spec'd a Hyliion installation-ready truck available to all fleets
CUSTOMER FEEDBACK	**"Based on Q3-2019 fuel receipts, I expect we can save $15,000 per year per truck in fuel costs with your system"**	**"Hyliion enabled us to convert our dirtiest route to our cleanest route, at over a 50% reduction in fuel costs"**

HYLIION® Tortoise℠ Acquisition Corp.

1. Company estimates; Real-world customer case studies 2. NGV America – October 2019

21

HYPERTRUCK ERX: THE TECH SOLUTION OF THE FUTURE

HYPERTRUCK ERX: THE TECH SOLUTION OF THE FUTURE

OEM COMPATIBLE

VOLVO, FREIGHTLINER, Peterbilt, INTERNATIONAL, KENWORTH


HYLIION

LAUNCH PARTNER

Agility
A New Logistics Leader

Agility, a global logistics leader, has placed a binding **pre-order for 1,000 trucks**

LOWEST TCO

- Leveraging a low-cost fuel source like R/CNG coupled with the efficiencies of an electric drivetrain, the ERX has the lowest total cost of ownership

CARBON NEGATIVE & ZERO EMISSIONS POTENTIAL

- R/CNG can deliver net carbon negative emissions
- The Hypertruck ERX can drive on battery power alone, offering zero tailpipe emissions

INCREASED PAYLOAD CAPACITY

- The Hypertruck ERX pairs a downsized generator with a small battery pack to deliver the lightest powertrain solution

DATA ANALYTICS & ADVANCED ALGORITHMS

- Leveraging the Hyliion software platform, the Hypertruck uses the same efficiency algorithms as the Hybrid Electric solution to maximize fuel economy

FUEL AGNOSTIC

- The Hypertruck is generator and fuel agnostic
- Hyliion is currently co-developing a hydrogen fuel cell generator Hypertruck powertrain

HYLIION® Tortoise℠ Acquisition Corp.

22

HYPERTRUCK IS A FUEL AGNOSTIC SOLUTION

FUEL AGNOSTIC TECHNOLOGY

R/CNG GENERATOR

- R/CNG fuel is currently the winning strategy for fleets
- Using an onboard R/CNG generator is over **32% less expensive**[(1)] than purchasing electricity from the grid

ANG® AMERICAN NATURAL GAS



ANG
AMERICAN NATURAL GAS

HYDROGEN FUEL CELL

- Hyliion plans to deliver a hydrogen fuel cell solution to fleets when the hydrogen fueling market develops
- Hyliion is in advanced discussions with Faurecia and Symbio to collaborate on hydrogen fuel cell solutions
- Hyliion has partnered with a Texas-based fleet customer for initial deployment

SYMBIO A FAURECIA MICHELIN HYDROGEN COMPANY

faurecia



FUEL TANKS
Compressed gas storage tanks for R/CNG or hydrogen

GENERATOR
Operates at an optimal efficiency to create electricity to charge the battery pack

BATTERY PACK
Acts as a buffer between generator and electric motor

ELECTRIC DRIVE MOTOR
Provides power to drive the vehicle and regen braking to slow the truck and recharge the batteries

ZERO-EMISSION EV DRIVE

The Hypertruck powertrain offers the ability for pure electric vehicle (EV) drive with zero tailpipe emissions[(2)]. This feature allows fleets to make deliveries within city limits or at ports and terminals without producing any emissions and eliminating the need to swap trucks.

1. Assumes $0.10/kWh for electricity from the grid and $0.068/kWh using an onboard R/CNG generator based on ACT Research estimates 2. Pure electric range expected to be 25 miles in standard configuration; additional range possible through custom configurations

HYLIION® Tortoise℠ Acquisition Corp.

23

® Q3 2 0 1 9 2 0 2 0 2 0 2 1 2 0 22 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 HYPERTRUCK ERX COMMERCIALIZATION PLAN 24 EXPECTED TIMELINE TO LAUNCH THE HYLIION HYPERTRUCK ERX DEMO TRUCK DEVELOPMENT & TESTING PRODUCTION DESIGN & D E V E LO P M E N T TESTING & VALIDATION FLEET DEMO ROLL - OUT COMMERCIALIZATION & LAUNCH ACTIVITIES VOLUME PRODUCTION Engineering D e p l o y men t SUPPORT PARTNERS

ESTABLISHED PATH TO MARKET

DIRECT SALES TO FLEET - CLEAR VALUE PROPOSITION DRIVES TECHNOLOGY ADOPTION

HYLIION

DESIGN & SYSTEM INTEGRATION

- Hyliion designs and tests prototype builds at our Austin facility
- IAV and FEV collaboration aims to accelerate development of Hyliion electrified powertrain solutions automotive engineering iav FEV

COMPONENT SOURCING

- **Hyliion Proprietary Content:** Software platform & fuel saving algorithms, BMS, battery modules & packs, DC-DC, circuit boards
- **Electric Components:** Battery cells, motor drive inverter, ECU, sensors
- **E-Drive Components:** Electric motor, axles

DANA TOSHIBA Leading Innovation

PRODUCT ASSEMBLY

- Hyliion and Dana collaborate on supply chain and full system assembly
- Completed solutions ready to ship to truck modification centers or OEM assembly lines

DANA

INSTALL CHANNELS

TRUCK MOD CENTERS

Leverage modification centers for Hyliion truck installations

FONTAINE MODIFICATION; LONESTAR ELECTRIC

TRUCK OEMs

OEM assembly line install of Hyliion system

FREIGHTLINER; KENWORTH; VOLVO; INTERNATIONAL; Peterbilt

TARGET CUSTOMERS

DHL; amazon; ups; Ryder; Coca-Cola; J.B. HUNT; FedEx; SCHNEIDER NATIONAL; SWIFT; Sysco; XPO Logistics; PEPSICO; PENSKE; Walmart

Fleet adoption drives OEM pull-through

Collaborative relationships with OEMs and modification centers accelerate product installations

HYLIION® Tortoise Acquisition Corp.

25

® Financial Overview

® PRO FORMA EQUITY OWNERSHIP 27 1. Pro forma share count includes 23.3 million Tortoise AC public common shares, 5.8 million Tortoise AC Sponsor shares including shares held by Directors and CIBC, 32.5 million shares from Private Placement and 100.0 million shares issued to Hyliion shareholders, option holders and convertible debt holders; excludes public and private warrants 2. Excluding up to $30 million of indebtedness permitted under the Business Combination Agreement between signing and closing 3. Pro forma equity ownership assumes no redemptions ● All Hyliion convertible debt and equity holders will receive stock in public company (no cash paid to Hyliion shareholders at closing) ● Proceeds for the transaction will be used to capitalize balance sheet for full development and commercialization of Hyliion Hybrid and Hypertruck ERX products and pay transaction expenses ● Completion of the transaction is expected to occur around the end of the third quarter of 2020 SOURCES AND USES PRO FORMA VALUATION POST MONEY OWNERSHIP (3) Tortoise AC Shareholders - 14% Tortoise AC Sponsor Shares - 4% Private Placement Investors - 20% Existing Hyliion Shareholders - 62% COMMENTARY Total Sources $ 1 ,56 0 100 . 0 % Equity Consideration to Existing Hyliion Shareholders $ 1 ,000 6 4 .1 % Cash to Sellers - - Cash to Balance Sheet 520 33 . 3% Payment of Transaction Fees Total Uses 4 0 2 . 6% $ 1 , 5 6 0 1 00 . 0% ($ in millions) $ % (in millions, except per share data) Tortoise Acquisition Corp. Shares $ 1 ,000 6 4 .1 % Share Price $ 1 0 . 00 Estimated Cash Held in Trust 2 35 1 5 .1% Pro Forma Shares Outstanding (1) 161. 6 P r i va te Pl a ce m e n t P r o ceeds 3 2 5 2 0 .8 % E q u i ty V a l u e $ 1 ,6 1 6 1 (5 2 0 ) Plus: Debt (2) Less: Cash to Balance Sheet Enterprise Value $ 1 , 0 9 7

® 28 SUMMARY FINANCIALS ● Completely funded business plan ● High margins reflect Hyliion’s proprietary patented technology ● No material debt throughout the projection period ● Current balance sheet preserves flexibility for ($ in millions) 2020E 2021E 2 0 22E 2023E 2024E Hybrid Electric Units Sold 20 300 4 , 1 0 0 8,000 15,500 Hypertruck ERX Units Sold - - 2 ,5 0 0 8,500 19,000 Total Units Sold 20 300 6,6 00 16,500 34,500 Revenue $1 $8 $344 $1,019 $2,091 % Growth - 1307.1% 4 2 6 8 . 4% 196.1% 105.1% Cost of Goods Sold (1) (6) (248) (69 8 ) (1,353) future growth needs Gross Profit ($0) $2 $96 $ 32 1 $737 % Margin NM EBITDA ($56) % Margin NM 21.9% ($135) NM 28.0% $8 2.3% 31.5% $214 21.0% 35.3% $602 28.8% Only reflects 2.2% of $94+ billion annual addressable market (1) COMMENTARY FINANCIAL OVERVIEW 1. ACT Research 2022 estimates; based on 944k Class 8 trucks sold annually

® Post - Money Enterprise Value 7.0x - 9.0x 2024E EBITDA +/ - 25% 2024E EBITDA at 8.0x Multiple CURRENT VALUATION PROVIDES OPPORTUNISTIC ENTRY POINT $ 1 . 1 bn $2.8bn Midpoint Indicative Enterprise Value $ 2 . 4 bn $ 3 . 1 bn $ 2 . 1 bn $ 3 . 5 bn Enterprise Value Discounted Back 3 Years at 20% Discount Rate HYLIION INTRINSIC VALUE WELL ABOVE TRANSACTION VALUE TRANSACTION VALUE COMPARABLE VALUATION SENSITIVITY ANALYSIS 1.8x 2024E EBITDA ENTERPRISE VALUE SENSITIVITY (PV of 2024E Enterprise Value based on EBITDA of $602mm) 29

® 3.2x 1.1x 0.5x 3.2x 0.4x 2.4x 1.4x 3.0x 0.7x 1.1x 1.0x 0.4x 0.4x 2 0 2 2 E 2 0 2 3 E 2 0 2 4 E 2 0 2 2 E 2 0 2 3 E 2 0 2 4 E 5.1x 1.8x 8.4x 6.7x 8.5x 8.1x 4.5x 6.9x 2 0 2 2 E 2 0 2 3 E 2 0 2 4 E 2 0 2 2 E 2 0 2 3 E 2 0 2 4 E ENTERPRISE VALUE BENCHMARKING 30 Note: Peer multiples per FactSet and CapIQ as of 6/17/2020; truck manufacturer multiples adjusted to exclude FinCo 1. ZF Friedrichshafen entered into a definitive agreement to acquire WABCO in 2019; transaction closed on May 29, 2020. Market data reflects 5/28/2020 close 2. Traton, Volkswagen’s truck unit, made an unsolicited bid for Navistar on Jan 30, 2020; offer is under review by Navistar management (1) (2) (1) (2) NM NM NM 137.2x (2021E multiples shown for peers sorted by EV) 36.2x 2021E Truck Component Suppliers 2021E Truck OEMs 2021E Electric Vehicle OEMs 114.3x Enterprise Value / EBITDA 10.4 x 15.4x 6.8x 2021E Electric Vehicle OEMs 81.2x 5.6x Enterprise Value / Revenue 2021E Truck Component Suppliers 2021E Truck OEMs 17.2x (2021E multiples shown for peers sorted by EV) 7.5x

Lowest total cost of ownership Only electric net carbon negative emission solution Worldwide R/CNG infrastructure and entirely fuel agnostic Compatible with any Class 8 truck from any manufacturer Strong customer demand with launch partner 1,000 truck pre - order No additional capital required to get to volume production THE HYLIION ADVANTAGE RECAP 31

T H A N K Y O U